Exhibit 99.1

September 7, 2016

Sage Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Sage Therapeutics (NASDAQ: SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-altering central nervous system (CNS) disorders, today announced that it has commenced an underwritten public offering of $150.0 million of its common stock. Sage also intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of its common stock offered in the public offering. All of the shares in the offering are to be sold by Sage.

J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Sage pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC, and will be available on the SEC’s website at www.sec.gov.

When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting one of the following: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 866-803-9204; or Goldman, Sachs, & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sage Therapeutics

Sage Therapeutics is a clinical-stage biopharmaceutical company committed to developing novel medicines to transform the lives of patients with life-altering central nervous system (CNS) disorders. Sage has a portfolio of novel product candidates targeting critical CNS receptor systems, GABA and NMDA. Sage’s lead program, SAGE-547, is in Phase 3 clinical development for super-refractory status epilepticus, a rare and severe seizure disorder, and is being developed for postpartum depression. Sage is developing its next generation modulators, including SAGE-217, SAGE-689 and SAGE-718, with a focus on acute and chronic CNS disorders.

Forward-Looking Statement

Various statements in this release concerning Sage’s future expectations, plans and prospects, including without limitation, Sage’s expectations regarding the timing and completion of its proposed public offering of its common stock, and Sage’s development plans for its product candidates and other development activities, constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Sage’s control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation: the uncertainties related to market conditions and Sage’s ability to complete the public offering on accepted terms or at all; the risk that Sage may not be able to satisfy the customary closing conditions related to the proposed offering; the potential that future pre-clinical and clinical results may not support further development of Sage’s product candidates or that Sage may not be able to successfully demonstrate the efficacy and safety of its product candidates at each stage of development in a manner sufficient to obtain approval; the risk that actions or decisions of regulatory agencies may affect the initiation, timing and progress of clinical trials; the potential for unexpected adverse events in the conduct of one of Sage’s clinical trials to impact its ability to continue the clinical trial or further development of a product candidate; the risk that Sage may encounter other unexpected hurdles or issues in the development and manufacture of its product candidates that may impact its timing or progress, as well as those risks more fully discussed in the section entitled “Risk Factors” in Sage’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Sage’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Sage’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Sage explicitly disclaims any obligation to update any forward-looking statements.

View source version on businesswire.com: http://www.businesswire.com/news/home/20160907006748/en/

Investor Contact:

Sage Therapeutics

Paul Cox, 617-299-8377

paul.cox@sagerx.com

or

Media Contact:

Suda Communications LLC

Maureen L. Suda, 585-387-9248

maureen.suda@sagerx.com

Source: Sage Therapeutics

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